EXHIBIT 1(c)

                        MASTER SELECTED DEALER AGREEMENT

                                                               December __, 1997

Dear Sirs:

                  On or after the date hereof we may invite you to participate as a selected dealer in connection with one or more public offerings of securities in which we are serving as sole or lead representative of the underwriting syndicates or are otherwise responsible for the distribution of securities to the public by means of offerings of securities for sale to selected dealers. This Agreement will confirm our mutual agreement to the following general terms and conditions applicable to your participation in any such selected dealer group.

                  1. Applicability of this Agreement. From time to time on or after the date hereof we may be responsible (acting for our own account or for the account of an underwriting or similar group or syndicate) for managing or otherwise implementing the sale to selected dealers ("Selected Dealers") of securities offered publicly pursuant to a registration statement filed under the Securities Act of 1933, as amended (the "Securities Act"), or offered pursuant to an exemption from registration thereunder. The terms and conditions of this Agreement shall be applicable to any such offering in which we have invited you to participate as a Selected Dealer and have expressly informed you that the terms and conditions of this Agreement apply. This Agreement shall not apply to any offering of securities effected wholly outside the United States of America. Any offering to which the terms and conditions of this Agreement apply is herein referred to as an "Offering", and the securities offered in an Offering are herein referred to as the "Securities" with respect to such Offering. In the case of any Offering in which we are acting for the account of an underwriting or similar group or syndicate ("Underwriters"), the terms and conditions of this Agreement shall be for the benefit of, and binding upon, such Underwriters, including, in the case of any Offering in which we are acting with others as representatives of Underwriters, such other representatives. Some or all of the Underwriters in any Offering may be included among the Selected Dealers.

                  The  following   provisions  of  this  Agreement  shall  apply
separately to each Offering.

                  2. Conditions of Offering; Acceptance and Purchase. Any Offering will be subject to delivery of the Securities and their acceptance by us and any other Underwriters, will be subject to prior sale, to the approval of all legal matters by counsel and the satisfaction of other conditions, and may be made on the basis of a reservation of Securities or an allotment against subscription. We reserve the right to reject any acceptance in whole or in part, to make allotments and to close the subscription books at any time without notice. You agree to act as principal in purchasing any Securities.

                  We shall invite you to participate in an Offering and in connection therewith shall advise you of the particular method and supplementary terms and conditions of the Offering (including the amount of Securities to be allotted to you, the amount of Securities reserved for
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purchase  by the  Selected  Dealers,  the  period  of such  reservation  and the information as to prices and offering date referred to in Section 3(c) hereof). Such invitation and additional information, to the extent applicable and then
determined,   shall  be  conveyed  to  you  in  a  telegram,   telex,  facsimile
transmission or other written form (electronic or otherwise) of communication (any communication in any such form being herein referred to as a "written communication"). Such written communication will include instructions for advising us of your acceptance of such invitation. Any such additional information, to the extent applicable but not determined at the time such invitation is conveyed to you, will be conveyed to you in a subsequent written communication. To the extent such supplementary terms and conditions are inconsistent with any provision herein, such terms and conditions shall supersede any such provision, and you, by your acceptance, shall be bound thereby. If we have received your acceptance, a subsequent written communication from us shall state that you may reject your allotment of Securities by notifying us prior to the time and in the manner specified in such written communication. Unless otherwise indicated in any such written communication, acceptances and other communications by you with respect to an Offering should be sent to Wit Capital Corporation, 826 Broadway, 6th Floor, New York, New York 10003, Attention: William Feeley.

                  Unless you are notified otherwise by us, Securities purchased by you shall be paid for on such date as we shall determine, on one day's prior notice to you, by certified or official bank check or checks drawn on a New York Clearing House bank and payable in next day funds, in an amount equal to the Public Offering Price (as hereinafter defined) or, if we shall so advise you, at such Public Offering Price less the Concession (as hereinafter defined), and payable to or upon the order of Wit Capital Corporation, 826 Broadway, 6th
Floor, New York, New York 10003, against delivery of the Securities. If Securities are purchased and paid for at such Public Offering Price, such Concession will be paid after the termination of the provisions of Section 3(c) hereof with respect to such Securities.

                  Unless you are notified otherwise by us, and provided that we are able to utilize the services and facilities of The Depository Trust Company or any other depository or similar facility, payment for and delivery of Securities purchased by you shall be made through the facilities of The Depositary Trust Company, if you are a member, unless you have otherwise notified us within two days after the date the Securities are first released for public offering or, if you are not a member, settlement may be made through a correspondent who is a member pursuant to instructions you may send to us on or before the third business day preceding the closing for the sale of the Securities.

                  3. Offering Documents.

                           (a) Registered Offerings.  In the case of an Offering
of Securities registered under the Securities Act (a "Registered Offering"), we shall provide you with such number of copies of any prospectus subject to completion (a "preliminary prospectus"), the prospectus and any amendment or supplement to any of the foregoing as you may reasonably request for the purposes contemplated by the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the applicable rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder. You shall familiarize yourself with the terms of the Securities and the other terms of the Offering reflected in any such preliminary prospectus, prospectus, amendment or supplement. You agree that in purchasing Securities in a Registered Offering you will rely upon no statements whatsoever, written or oral, other than the
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statements in the  prospectus  delivered to you by us. You  understand  that you will not be authorized by the issuer or any seller other than the issuer, any guarantor or any insurer of Securities to give any information or to make any representation not contained in a preliminary prospectus or the prospectus, as amended or supplemented, in connection with the Offering of such Securities. You represent and warrant that you are familiar with Securities Act Release No. 4968 and Rule 15c2-8 (or any successor release or provision) under the Exchange Act and any applicable foreign laws (and any applicable rules and regulations thereunder) and agree that you will deliver all preliminary prospectuses required for compliance therewith. You agree to make a record of your distribution of each preliminary prospectus and prospectus (including dates, numbers of copies and persons to whom sent) and you shall, if requested by us, furnish a copy of an amended or supplemented preliminary prospectus or prospectus to each person to whom you have furnished a previous preliminary prospectus or prospectus and, if also requested by us, indicate to each such person the changes reflected in such amended or supplemented preliminary prospectus or prospectus.

                           (b)  Non-Registered  Offerings.  In  the  case  of an
Offering other than a Registered Offering, we shall provide you with such number of copies of any preliminary offering circular or other document comparable to a preliminary prospectus in a Registered Offering (a "preliminary offering circular") relating to such Offering, a proof of an offering circular or other document comparable to a prospectus in a Registered Offering (an "offering circular") relating to such Offering or such offering circular, as you may reasonably request. You shall familiarize yourself with the terms of the Securities and the other terms of the Offering reflected in any such preliminary offering circular, as you may reasonably request. You shall familiarize yourself with the terms of the Securities and the other terms of the Offering reflected in any such preliminary offering circular, proof of an offering circular, offering circular or any amendment or supplement to any of the foregoing. You agree that in purchasing Securities pursuant to an offering circular you will rely upon no statements whatsoever, written or oral, other than the statements in the offering circular delivered to you by us. You understand that you will not be authorized by the issuer or any seller other than the issuer, any guarantor or any insurer of the Securities offered pursuant to the offering circular to give any information or to make any representation not contained in a preliminary offering circular, a proof of an offering circular or the offering circular, as amended or supplemented, in connection with the sale of such Securities. You agree that you will comply with the applicable federal, state and foreign laws, and the applicable rules and regulations of any regulatory body promulgated under such laws, governing the use and distribution of offering circulars by brokers or dealers and, to the extent consistent with such laws, rules and regulations, you agree that you will deliver all preliminary offering circulars and offering circulars that would be required if the provisions of Rule 15c2-8 (or any successor provision) under the Exchange Act applied to such Offering. You agree to make a record of your distribution of each preliminary
offering  circular,   proof  of  an  offering  circular  and  offering  circular
(including dates, numbers of copies and persons to whom sent) and you shall, if requested by us, furnish a copy of an amended or supplemented preliminary offering circular, proof of an offering circular or offering circular to each person to whom you have furnished a previous preliminary offering circular, proof of an offering circular or offering circular and, if also requested by us, indicate to each such person the changes reflected in such amended or supplemented preliminary offering circular, proof of an offering circular or offering circular.
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                           (c) Offer and Sale to the Public. With respect to any
Offering of Securities, we shall inform you by a written communication of the initial public offering price, if any, the selling concession to Selected Dealers, the reallowance (if any) to other dealers and the time when you may commence selling Securities to the public. After such public offering has commenced, we may change the public offering price, the selling concession and the reallowance. The offering price, selling concession and reallowance (if any) at any time in effect with respect to an Offering are hereinafter referred to,
respectively,   as  the  "Public  Offering  Price",  the  "Concession"  and  the
"Reallowance". With respect to each Offering of Securities, until the provisions of this Section 3(c) shall be terminated pursuant to Section 4 hereof, you agree to offer Securities to the public only at the Public Offering Price, except that if a Reallowance is in effect, a reallowance from the Public Offering Price not in excess of such Reallowance is in effect, a reallowance from the Public Offering Price not in excess of such Reallowance may be allowed. If such Offering is subject to the By-Laws, rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD"), such Reallowance may be allowed only as consideration for services rendered in distribution to dealers who are actually engaged in the investment banking or securities business, who execute the written argument prescribed by Section 24(c) of Article III of the Rules of Fair Practice of the NASD and who are either members in good standing of the NASD or are foreign banks, dealers or institutions not eligible for membership in the NASD who represent to you that they will promptly reoffer such Securities at the Public Offering Price and will abide by the conditions with respect to foreign banks, dealers and institutions set forth in Section 3(e) hereof. Any dealer who is allowed any Reallowance hereby agrees that such amount will be retained and not reallowed in whole or in part. Upon our request, you will advise us of the identity of any dealer to whom you allowed a Reallowance and any Underwriter or dealer from whom you received a Reallowance.

                           In connection with any Offering  involving the public
distribution of the Securities through two or more underwriting syndicates, you agree to be bound by, and all offers to sell and sales by you of Securities shall be subject to, such limitations on offers to sell and sales of Securities as we may advise you in a written communication, and you agree that any sales made by you to other dealers shall be made only to such dealers as agree, in their offers to sell and sales, to be bound by the same limitations.

                           (d) Over-allotment; Stabilization; Unsold Allotments.
We may, with respect to any Offering, be authorized (i) to over-allot in arranging for sales of Securities to Selected Dealers and to institutions and other retail purchasers and, if necessary, to purchase Securities or other securities of the issuer at such prices as we may determine for the purpose of covering such over-allotments and (ii) for the purpose of stabilizing the market in the Securities, to make purchases and sales of Securities or of any other securities of the issuer or any guarantor or insurer of the Securities as we may advise you by written communication or otherwise, in the open market or otherwise, for long or short account, on a when-issued basis or otherwise, at such prices, in such amounts and in such manner as we may determine. You agree that upon our request at any time and from time to time prior to the termination of the provisions of Section 3(c) hereof with respect to any Offering, you will report to us the amount of Securities purchased by you pursuant to such Offering which then remain unsold by you and will, upon our request at any such time, sell to us for our account or the account of one or more Underwriters such amount of such unsold Securities as we may designate at the Public Offering Price less an amount to be
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determined by us not in excess of the Concession.  If, prior to the later of (i)
the termination of the provisions of Section 3(c) hereof with respect to any Offering or (ii) the covering by us of any short position created by us in connection with such Offering for our account or the account of one or more Underwriters in the open market or otherwise any Securities purchased by you under this Agreement as part of such Offering, you agree to pay us on demand an amount equal to the Concession with respect to such Securities (unless you shall have purchased such Securities pursuant to Section 2 hereof at the Public Offering Price, in which case we shall not be obligated to pay such Concession to you pursuant to Section 2), plus, in each case, transfer taxes, broker's commissions or dealer's mark-ups, if any, and accrued interest, amortization of original issue discount or accumulated dividends, if any, paid in connection with such purchase or contract to purchase.

                           You  acknowledge  that  we do not  intend  to  effect
over-allotments or engage in stabilizing transactions with respect to Offerings designated as "Public Venture Capital Offerings" unless otherwise so indicated in the Invitation.

                           (e) NASD.  The  provisions of this Section 3(e) shall
apply to any Offering subject to the By-Laws, rules and regulations of the NASD.

                           You  represent  and  warrant  that  you are a  dealer
actually engaged in the investment banking or securities business and you are either a member in good standing of the NASD or, if you are not such a member, you are a foreign bank, dealer or institution not eligible for membership in the NASD which agrees to make no sales within the United States of America, its territories or possessions or to persons who are citizens thereof or residents therein (other than through us) and to comply with all applicable rules of the NASD, including the NASD's Interpretation and Respect to Free-Riding and Withholding, in making sales outside the United States of America. You agree that, in connection with any purchase or sale of any of the Securities wherein a selling concession, discount or other allowance is received or granted, (i) you will comply with the provisions of Section 24 of Article III of the NASD's Rules of Fair Practice and (ii) if you are a non-NASD member broker or dealer in a foreign country, you will also comply, (A) as though you were an NASD member, with the provisions of Sections 8 and 36 thereof and (B) with Section 25 thereof as that section applies to a non-NASD member broker or dealer in a foreign country. You represent that you are fully familiar with the above provisions of the Rules of Fair Practice of the NASD.

                           You represent,  by your participation in an Offering,
that neither you nor any of your directors, officers, partners or "persons associated with" you (as defined in the By-Laws of the NASD, which definition includes counsel, financial consultants and advisors, finders, members of the selling or distribution group, and any other persons associated with or related to any of the foregoing) or any broker-dealer (i) within the last eighteen months has purchased in private transactions, or intends before, at or within six months after the commencement of the public offering of the Securities, to purchase in private transactions, any securities (including warrants or options) of the issuer, its parent (if any), any guarantor or insurer of the Securities or any subsidiary of any of the foregoing or (ii) within the last twelve months had any dealings with the issuer, any guarantor or insurer of the Securities, any seller other than the foregoing or any subsidiary or controlling person of any of the foregoing (other than in connection with the
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syndicate  agreements  relating  to such  Offering)  as to  which  documents  or
information   are   required  to  be  filed  with  the  NASD   pursuant  to  its
Interpretation with Respect to Review of Corporate Financing.

                           If we inform you that the NASD views the  Offering as
subject to Schedule E to the By-Laws of the NASD, you agree that you shall, to the extent required, offer the Securities in compliance with such Schedule and the NASD's interpretation thereof.

                           If we inform you that the NASD  views the  Securities
as interests in a direct participation program, you agree that you shall, to the extent required, offer the Securities in compliance with the NASD's interpretation of Appendix F of its Rules of Fair Practice.

                           (f)  Relationship  among  Underwriters  and  Selected
Dealers. We shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to an Offering. We may buy Securities from or sell Securities to any Underwriter or Selected Dealer and, with our consent, the Underwriters (if any) and the Selected Dealers may purchase Securities from and sell Securities to each other at the Public Offering Price less all or any part of the Concession. You are not authorized to act as agent for us or any Underwriter or the issuer, any seller other than the issuer, or any guarantor or insurer of any Securities in offering Securities to the public or otherwise.

                           Neither  we nor any  Underwriter  shall be under  any
obligation to you except for obligations assumed hereby or in any written communication for us to you in connection with any Offering. Furthermore, neither we nor any Underwriter shall be under any liability for or in respect of the validity, value or delivery of or title to, any Securities or any securities issuable upon exercise, conversion or exchange of any Securities; the form of, or the statements contained in, or the validity of, in the case of a Registered
Offering,  the  registration   statement,   any  preliminary   prospectus,   the
prospectus, any amendment or supplement to any of the foregoing or any materials incorporated by reference in any of the foregoing or, in the case of an Offering other than a Registered Offering, any preliminary offering circular, any proof of an offering circular, any offering circular, any amendment or supplement to any of the foregoing or any materials incorporated by reference in any of the foregoing or, in either case, any letters or instruments executed by or on behalf of the issuer, any seller other than the issuer, any guarantor or insurer of the Securities or any other party; the form or validity of any contract or agreement under which any Securities may be issued or which governs the rights of holders of any Securities; the form or validity of any agreement for the purchase of the Securities, any agreement among underwriters or any agreements between or among underwriting syndicates; the performance by the issuer, any seller other than the issuer, any guarantor or insurer of the Securities and any other parties of any agreement on its or their parts; the qualification for sale in any jurisdiction of any Securities or securities issuable upon exercise, conversion or exchange of any Securities or the legality for investment of the Securities or such securities under the laws of any jurisdiction; or any matter in connection with any of the foregoing; provided, however, that nothing in this paragraph shall be deemed to relieve us or any Underwriter from any liability imposed by the Securities Act.
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                           Nothing   contained   herein   or  in   any   written
communication from us shall constitute the Selected Dealers an association or partners with us or any Underwriter or with one another or, in the case of an Offering involving the public distribution of the Securities through two or more underwriting syndicates, with any underwriter or manager participating in any
such  syndicate.   If  the  Selected  Dealers,  among  themselves  or  with  the
Underwriters and/or such other underwriters or managers, should be deemed to constitute a partnership for federal income tax purposes, then you elect to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986 and agree not to take any position inconsistent with that election. You authorize us, in our discretion, to execute and file on your behalf such evidence of that election as may be required by the Internal Revenue Service. In connection with any Offering you shall be liable for your proportionate amount of any tax, claim, demand or liability that may be asserted against you alone or against one or more Selected Dealers participating in such Offering, or against us or the Underwriters and/or such other underwriters or managers, if any, based upon the claim that this Selected Dealers, or any of them, your proportionate share of any expense incurred in defending against any such tax, claim, demand or liability.

                           (g)  Legal  Qualifications.  It  is  understood  that
neither we nor any Underwriter assumes any responsibility with respect to the right of any Selected Dealer to offer or to sell Securities in any jurisdiction, notwithstanding any "Blue Sky" memorandum or survey or any other information that we or any other Underwriter may furnish as to the jurisdictions under the securities laws of which it is believed the Securities may be sold. You authorize us to file with the Department of State of the State of New York a Further State Notice with respect to the Securities, if necessary.

                           If you  propose  to offer  Securities  outside of the
United States of America, its territories or its possessions, you will take, at your own expense and risk, such action, if any, as may be necessary to comply with the laws of each foreign jurisdiction in which you propose to offer Securities.

                           (h)  Compliance  with Law.  You agree that in selling
Securities pursuant to any Offering (which agreement shall also be for the benefit of the issuer, any seller other than the issuer and any guarantor or insurer of such Securities) you will comply with the applicable provisions of the Securities Act and the Exchange Act, the applicable rules and regulations of the Commission thereunder, the applicable rules and regulations of the NASD, the applicable rules and regulations of any securities exchange or other self-regulatory organization having jurisdiction over the Offering and the applicable federal, state or foreign laws, rules and regulations specified in
Section 3 hereof.

                           You represent and agree that in connection  with each
Offering to which this Agreement applies, you will comply with the provisions of Regulation M (or any successor provision) under the Exchange Act, as amended or interpreted from time to time by the Commission. You represent that you are fully familiar with the provisions of said Rule.

                  4. Termination. This Agreement may be terminated by either party hereto upon five business days' written notice to the other party; provided, however, that with respect to any Offering, if we receive any such notice from you after you have agreed to participate as a
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Selected  Dealer in any Offering,  this Agreement shall remain in full force and effect as to such Offering and shall terminate with respect to such Offering in accordance with the provisions of the following paragraph.

                  Unless this Agreement or any provision hereof is earlier terminated by us, and except as we may advise you in a written communication, the terms and conditions of this Agreement will cease to be applicable to your participation in an Offering at the close of business of the forty-fifth day after the date the Securities are first released for public offering, but in our discretion may be extended by us by written communication for a further period or periods not exceeding an aggregate of forty-five days; provided, however, that the provisions of this Agreement that contemplate obligations surviving the termination of its effectiveness shall survive such termination with respect to any Offering.

                  5. Amendments. This Agreement may be amended or supplemented by us by written notice to you and without need for further action on your part and, except for amendments or supplements set forth in a written communication to you relating solely to a particular Offering, any such amendment or supplement to this Agreement shall be effective with respect to any Offering effected after this Agreement is so amended or supplemented. Each reference herein to "this Agreement" shall, as appropriate, be to this Master Selected Dealer Agreement as so amended or supplemented.

                  6. Successors and Assigns. This Agreement shall be binding on, and inure to the benefit of, the parties hereto and the other persons specified in Sections 1 and 3 hereof, and the respective successors and assigns of each of them.

                  7. APPLICABLE LAW. THIS AGREEMENT AND THE TERMS AND CONDITIONS SET FORTH HEREIN WITH RESPECT TO ANY OFFERING, TOGETHER WITH SUCH SUPPLEMENTARY TERMS AND CONDITIONS WITH RESPECT TO SUCH OFFERING AS MAY BE CONTAINED IN ANY WRITTEN COMMUNICATION TO YOU IN CONNECTION THEREWITH, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  8. Notices. Any notice from us to you shall be deemed to have been duly given if conveyed to you by written communication or telephone at the address set forth at the end of this Agreement, or at such other address as you shall have advised us in writing. Any notice from you to us shall be deemed to have been duly given if conveyed to us by written communication to 826 Broadway, 6th Floor, New York, New York 10003, Attention: William Feeley; by telephone to 212-253-4400; by facsimile to 212-253-4410; or by e-mail to
wfeeley@witcapital.com.

                  Please confirm, by signing and returning this Agreement to us, your acceptance of and agreement to the terms and conditions of this Agreement (as amended and supplemented from time to time pursuant to Section 5 hereof), together with and subject to any supplementary or alternative terms and conditions contained in any written communication from us in connection with any Offering, all of which shall constitute a binding agreement between you and us, individually or as representative of any Underwriters. Your subscription to, or your acceptance of any reservation of, any Securities pursuant to an Offering shall constitute (i) confirmation that your representations and warranties set forth in this Agreement are true and correct as of the times or for the periods specified herein, (ii) confirmation that your agreements set forth in this Agreement have been and will be fully performed by you to the extent and at the times required hereby and (iii) acknowledgment that you have requested and received from us sufficient copies of the prospectus or offering circular, as the case may be, with respect to such Offering in order to comply with your undertakings in Section 3(a) or 3(b) hereof.

                                        Very truly yours,

                                        WIT CAPITAL CORPORATION



                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:



CONFIRMED as of the date
first written above:



--------------------------------------
          (Name of Dealer)


By:
   -----------------------------------

Title*:
        ------------------------------

Address:
         -----------------------------
         -----------------------------
         -----------------------------
         -----------------------------




------------------------
*  If  signer  is  not  an  officer  or  partner,   please  attach  evidence  of
authorization.
                                       9